Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent the use in this Registration Statement of Great China International Holdings, Inc. on Form SB-2 of our report dated April 11, 2006 and August 14, 2006 of Great China International Holdings, Inc. for the year ended December 31, 2005 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Oklahoma City, Oklahoma

September 8, 2006